As filed with the Securities and Exchange Commission on May 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRINITY INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-0225040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2525 N. Stemmons Freeway Dallas, Texas	75207-2401
(Address of Principal Executive Offices)	(Zip Code)

THIRD AMENDED AND RESTATED TRINITY INDUSTRIES, INC.

2004 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

S. THEIS RICE

Senior Vice President and Chief Legal Officer

JARED S. RICHARDSON

Vice President, Associate General Counsel and Secretary

Trinity Industries, Inc.

2525 N. Stemmons Freeway

Dallas, Texas 75207-2401

(Name and address of agents for service)

(214) 631-4420

(Telephone number, including area code, of agents for service)

Indicate by check number whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $1.00 par value(1)(2)	4,000,000 shares(2)	$27.23	$108,920,000	$12,656.50

(1)	The offering price per share, aggregate offering price, and registration fee with respect to the shares of Common Stock, par value $1.00 per share, of Trinity Industries, Inc. issuable pursuant to the employee benefit plan described herein have been calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Trinity Industries, Inc. Common Stock on April 30, 2015 as reported in the consolidated reporting system of the New York Stock Exchange.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers additional shares of common stock of the registrant as may be offered or issued as a result of stock splits, stock dividends, or similar transactions.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, Trinity Industries, Inc. (“Trinity”) hereby incorporates by reference the contents of each of the three previous Registration Statements filed by Trinity on Form S-8, which are (1) File No. 333-115376, filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2004, (2) File No. 333-169452, filed with the Commission on September 17, 2010, and (3) File No. 333-183941, filed with the Commission on September 17, 2012, including any amendments thereto or filings incorporated therein. This Registration Statement is being filed to register an additional 4,000,000 shares of Common Stock of Trinity, $1.00 par value per share, for issuance under the Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, pursuant to the terms of such plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Item 1 (Plan Information) and Item 2 (Registrant Information and Employee Plan Annual Information) of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Trinity hereby incorporates by reference the documents set forth below in this Registration Statement. All documents subsequently filed by Trinity pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

(a)	Trinity’s Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2014;

(b)	All other reports filed by Trinity with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Trinity’s Annual Report on Form 10-K referred to in (a) above; and

(c)	The description of Trinity’s Common Stock, $1.00 par value per share, contained in Trinity’s Registration Statement on Form S-3 dated September 15, 2014 (Registration No. 333-198744).

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”), among other things, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, whether for the corporation or at its request, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Section 145(c) of the DGCL also provides that, to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

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Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to the bylaws, indemnification agreements, vote of stockholders or disinterested directors or otherwise.

The Company’s Bylaws contain provisions regarding the indemnification of directors and officers. Article VI of the Company’s Bylaws provides for the indemnification of its officers and directors to substantially the same extent permitted by the DGCL, except with respect to Proceedings to enforce indemnification rights, the Company may indemnify a director or officer in connection with a Proceeding (or part thereof) initiated by that director or officer only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Company. The indemnification described above (unless ordered by a court) shall be paid by the Company unless a determination is made that indemnification of the director, officer, employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth above. This determination must be made:

•	by the Company’s Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding;

•	if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

•	by the Company’s stockholders.

Article VI of the Company’s Bylaws provides that costs, charges and expenses (including attorneys’ fees) incurred by a person seeking indemnification under Article VI of the Company’s Bylaws in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company’s Board of Directors deems appropriate. The Company’s Board of Directors may, upon approval of such director, officer, employee or agent of the Company, authorize the Company’s counsel to represent such person in any Proceeding, whether or not the Company is a party to such Proceeding.

Section 102(b)(7) of the DGCL provides that a corporation may provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any:

•	breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	transactions from which the director derived an improper personal benefit.

The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director’s fiduciary duty of care.

The Company’s Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.

3

The Company has entered into indemnity agreements with some of its directors and officers that establish contract rights to indemnification substantially similar to the rights to indemnification provided for in the Company’s Bylaws.

ITEM 8.	EXHIBITS.

EXHIBIT	DESCRIPTION

4.1	Specimen Common Stock Certificate of Trinity Industries, Inc. (incorporated by reference to Exhibit 4.1 to the Form S-8 Registration Statement (Registration Statement No. 333-159552) filed May 28, 2009).

5.1*	Opinion of Locke Lord LLP.

23.1*	Consent of Locke Lord LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on the signature pages of this Registration Statement).

99.1*	Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan.

*	Filed herewith.

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ITEM 9. UNDERTAKINGS.

(a) Trinity hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Trinity pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of Trinity’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Trinity pursuant to the foregoing provisions, or otherwise, Trinity has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Trinity of expenses incurred or paid by a director, officer or controlling person of Trinity in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Trinity will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Trinity certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 5th day of May, 2015.

TRINITY INDUSTRIES, INC.

By:	/s/ James E. Perry
Printed Name:	James E. Perry
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and authorizes Timothy R. Wallace and Jared S. Richardson, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his or her substitutes may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Timothy R. Wallace	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	May 4, 2015
Timothy R. Wallace

/s/ James E. Perry	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 4, 2015
James E. Perry

/s/ Mary E. Henderson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 4, 2015
Mary E. Henderson

/s/ John L. Adams	Director	May 4, 2015
John L. Adams

/s/ Rhys J. Best	Director	May 4, 2015
Rhys J. Best

/s/ David W. Biegler	Director	May 4, 2015
David W. Biegler

/s/ Antonio Carrillo	Director	May 4, 2015
Antonio Carrillo

/s/ Leldon E. Echols	Director	May 4, 2015
Leldon E. Echols

/s/ Adrián Lajous	Director	May 4, 2015
Adrián Lajous

/s/ Charles W. Matthews	Director	May 4, 2015
Charles W. Matthews

/s/ Dunia A. Shive	Director	May 4, 2015
Dunia A. Shive

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Specimen Common Stock Certificate of Trinity Industries, Inc. (incorporated by reference to Exhibit 4.1 to the Form S-8 Registration Statement (Registration Statement No. 333-159552) filed May 28, 2009).

5.1*	Opinion of Locke Lord LLP.

23.1*	Consent of Locke Lord LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on the signature pages of this Registration Statement).

99.1*	Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan.

*	Filed herewith.